           SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
           ---------------------------------------------------------


          THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is entered into among AMERISOURCE CORPORATION, a Delaware corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York ("GE Capital"), Co-Agents (as defined in the Credit Agreement, as defined below), and each of the other lenders thereunder (collectively, the "Lenders" and each, a "Lender"), GE Capital and BANKERS TRUST COMPANY, a corporation organized under the banking laws of the State of New York ("BTCo"), as managing agents, BTCo, as the issuing lender, and GE Capital, as the administrative agent for Lenders (in such capacity, "Agent"), as of September 30, 1995, with reference to the following facts:

                                   RECITALS
                                   --------

     A. Borrower, GE Capital, individually and in its capacities as a managing agent and Agent, BTCo, individually and in its capacities as a managing agent and the issuing lender, Co-Agents, and each of the other Lenders, have entered into that certain Amended and Restated Credit Agreement dated as of December 13, 1994, as amended by that certain First Amendment to Credit Agreement dated as of February 10, 1995 (as amended, the "Credit Agreement"), pursuant to which Lenders agreed to make certain financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined in this Amendment, (i) capitalized terms used herein shall have the meanings given to them in the Credit Agreement, and (ii) references to sections and subsections shall refer to sections or subsections of the Credit Agreement.

     B. Under the Credit Agreement, certain adjustments to be made from time to time to the Applicable Margin, Applicable Letter of Credit Fee Rate and Applicable Unused Line Fee Rate are based, in part, upon the Total Debt to EBITDA Ratio at a given time.

     C. Borrower has requested that Lenders amend the definition of Total Debt to EBITDA Ratio to clarify an ambiguity regarding the calculation of such ratio, and Lenders are willing to do so subject to the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

                               A G R E E M E N T
                               - - - - - - - - -

          1.   INCORPORATION OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.
               ----------------------------------------------------------
Except as expressly modified under this Amendment, all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference, and the obligations of Borrower under the Credit Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by Borrower.

          2.   AMENDMENT TO CREDIT AGREEMENT.  Section 1.1 of the Credit
               -----------------------------
Agreement is hereby amended by deleting the existing definition of "Total Debt to EBITDA Ratio" in its entirety, and substituting the following therefor:

                    "Total Debt to EBITDA Ratio" shall mean, as of any date, the ratio of (i) the Average Total Debt on such date, to (ii) EBITDA for the most recent Rolling Period; provided, that, only for the purpose
                                          --------
          of the adjustments, if any, to be made to the Applicable Margin, Applicable Letter of Credit Fee Rate and Applicable Unused Line Fee Rate after the receipt of at least $100,000,000 in gross cash proceeds (before customary fees and expenses) from the sales of common Stock of Borrower or Parent or capital contributions to Borrower's equity account in the form of cash, the calculation of Average Total Debt in clause (i) of this definition shall give pro forma effect to the application of such proceeds of such sales or contributions as if such sales or contributions occurred on the first day of the relevant Rolling Period (it being understood that pro forma effect to the application of such proceeds will only be given to those Fiscal Quarters ending prior to the date of the actual receipt of proceeds of such sales or contributions and that no pro forma effect to the application of such proceeds will be given to those Fiscal Quarters ending after the date of the actual receipt of the proceeds of such sales or contributions).

     3.   CONDITIONS OF EFFECTIVENESS.  This Amendment shall become effective
          ---------------------------
upon satisfaction of each of the following conditions:

               (a) Agent shall have received copies of this Amendment that, when taken together, bear the signatures of Borrower and all Lenders; and

               (b) Agent shall have received a copy of the accompanying Guarantor Consents executed by Parent, Health

     Services Plus, Inc., and Health Services Capital Corporation.

     4.   ENTIRE AGREEMENT.  This Amendment, together with the Credit Agreement
          ----------------
and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect.

     5.   REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and
          ------------------------------
warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof.

     6.   MISCELLANEOUS.
          -------------

          6.1  Counterparts.  This Amendment may be executed in identical
               ------------
counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Lender delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to Agent's counsel promptly after such facsimile transmission.

          6.2  Headings.  Section headings used herein are for convenience of
               --------
reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

          6.3  Recitals.  The recitals set forth at the beginning of this
               --------
Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

          6.4  Governing Law.  This Amendment shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          6.5  No Novation.  Except as specifically set forth in section 2 of
               -----------
this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          6.6  Conflict of Terms.  In the event of any inconsistency between the
               -----------------
provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                                   BORROWER:
                                   --------

                                   AMERISOURCE CORPORATION,
                                   a Delaware corporation


                                   By /s/ Kurt J. Hilzinger
                                      ----------------------------

                                   Name   Kurt J. Hilzinger
                                        --------------------------

                                   Title  Vice President, Treasurer
                                        ---------------------------


                                   LENDERS:
                                   -------

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as Agent, a Managing Agent and a Lender


                                   By /s/ Charles D. Chido
                                      -----------------------------
                                          Charles D. Chiodo
                                          Duly Authorized Signatory


                                   BANKERS TRUST COMPANY, as a Managing Agent,
                                   Issuing Lender and a Lender


                                   By /s/ Fredric W. Thomas Jr.
                                      -----------------------------

                                   Name   Fredric W. Thomas Jr.
                                        ---------------------------

                                   Title  Vice President
                                        ---------------------------

                         BANKAMERICA BUSINESS CREDIT, INC., as a Co-Agent and a Lender


                         By /s/ George Markowsky
                           ---------------------------

                         Name   George Markowsky
                             -------------------------

                         Title  Vice President
                              ------------------------

                         HELLER FINANCIAL, INC., as a Co-Agent
                         and as a Lender


                         By /s/ John Copperella
                           ---------------------------

                         Name   John Copperella
                             -------------------------

                         Title  Vice President
                              ------------------------

                         BANK OF MONTREAL, as a Lender


                         By /s/ Irene M. Geller
                           --------------------------

                         Name   Irene M. Geller
                             ------------------------

                         Title  Director
                              -----------------------

                         BANK OF NEW YORK COMMERCIAL CORPORATION, as a Lender


                         By /s/ Stephen V. Manigante
                           --------------------------

                         Name   Stephen V. Mangiante
                             ------------------------

                         Title  Vice President
                              -----------------------


                         BOT FINANCIAL CORPORATION, as a Lender


                         By /s/ Gary Christensen
                           --------------------------

                         Name   Gary Christensen
                             ------------------------

                         Title  Senior Vice President
                              -----------------------

                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                         as a Lender


                         By /s/ Cyril Prince
                           --------------------------

                         Name   Cyril Prince
                             ------------------------

                         Title  Vice President
                              -----------------------

                         CORESTATES BANK, N.A., as a Lender


                         By /s/ Carol A. Williams
                           --------------------------

                         Name   Carol A. Williams
                             ------------------------

                         Title  Senior Vice President
                              ------------------------

                         THE FIRST NATIONAL BANK OF BOSTON,
                         as a Lender


                         By /s/ William C. Purton
                           ---------------------------

                         Name   William C. Purton
                             -------------------------

                         Title  Vice President
                              ------------------------

                         FIRST SOURCE FINANCIAL LLP, as a Lender


                         By /s/ Robert M. Coseo
                           ---------------------------

                         Name   Robert M. Coseo
                             -------------------------

                         Title  Senior Vice President
                              ------------------------


                         GIROCREDIT BANK AKTIENGESELLSCHAFT
                         DER SPARKASSEN, GRAND CAYMAN ISLAND
                         BRANCH, as a Lender


                         By /s/ Patricia Hogan
                           ----------------------------

                         Name   Patricia Hogan
                             --------------------------

                         Title  Vice President
                              -------------------------

                         LASALLE NATIONAL BANK, as a Lender


                         By  /s/ Christopher G. Clifford
                           -------------------------------

                         Name    Christopher G. Clifford
                             -----------------------------

                         Title   Senior Vice President
                              ----------------------------


                         MERIDIAN BANK, as a Lender


                         By  /s/ Philip Newmuis, Jr.
                           ------------------------------

                         Name    Philip Newuis
                             ----------------------------

                         Title   Assistant Vice President
                              ---------------------------

                         NATIONSBANK OF GEORGIA, N.A.,
                         as a Lender


                         By /s/ Betty H. Mills
                           ------------------------------

                         Name   Betty H. Mills
                             ----------------------------

                         Title  Vice President
                              ---------------------------

                         SANWA BUSINESS CREDIT CORPORATION,
                         as a Lender


                         By /s/ Peter L. Skavla
                           -----------------------------

                         Name   Peter L. Skavla
                             ---------------------------

                         Title  Vice President
                              --------------------------

                         SHAWMUT CAPITAL CORPORATION,
                         as a Lender


                         By  /s/ Brent P. Howard
                           -----------------------------

                         Name    Brent P. Howard
                             ---------------------------

                         Title   Vice President
                              --------------------------

                               GUARANTOR CONSENTS
                               ------------------

          AmeriSource Health Corporation, a Delaware corporation, formerly known as AmeriSource Distribution Corporation, hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Amended and Restated Guaranty and Pledge Agreement dated as of December 13, 1994 in favor of Agent,
(ii) acknowledges receipt of a copy of the Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 1995 (the "Second Amendment"), and (iii) consents to all of the provisions of the Second Amendment.

Dated: September 30, 1995     AMERISOURCE HEALTH CORPORATION, formerly known as
                              AmeriSource Distribution Corporation


                              By: /s/ Kurt H. Luknigh
                                 ------------------------------

                              Title:  Vice President, Treasurer
                                    ---------------------------


          Health Services Plus, Inc., a Delaware corporation, hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Amended and Restated Continuing Guaranty dated as of December 13, 1994 in favor of Agent, (ii) acknowledges receipt of a copy of the Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 1995 (the "Second Amendment"), and (iii) consents to all of the provisions of the Second Amendment.

Dated: September 30, 1995     HEALTH SERVICES PLUS, INC.


                              By:  /s/ Kurt H. Luknigh
                                 -----------------------------

                              Title:   Treasurer
                                    --------------------------

          Health Services Capital Corporation, a Delaware corporation, hereby
(i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Amended and Restated Continuing Guaranty dated as of December 13, 1994 in favor of Agent, (ii) acknowledges receipt of a copy of the Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 1995 (the "Second Amendment"), and (iii) consents to all of the provisions of the Second Amendment.

Dated: September 30, 1995     HEALTH SERVICES CAPITAL CORPORATION


                              By: /s/ Kurt H. Luknigh
                                 ------------------------------

                              Title:  Treasurer
                                    ---------------------------